                                                                      Exhibit 2

                 -----------------------------------------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER-MICHIGAN BANCORP, INC.

                             CHARTER ONE BANK F.S.B.

                              RCSB FINANCIAL, INC.

                                       and

                        ROCHESTER COMMUNITY SAVINGS BANK

                 -----------------------------------------------



                                ----------------

                                  May 21, 1997

                                ----------------

                                TABLE OF CONTENTS

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

1.1      Merger; Surviving Corporation and Resulting Institution.........................................2
1.2      Effective Time of the Merger....................................................................2
1.3      Company Merger..................................................................................3
1.4      Bank Merger.....................................................................................7
1.5      Closing.........................................................................................8
1.6      Reservation of Right to Revise Transaction......................................................8

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

2.1      Organization....................................................................................8
2.2      Authorization...................................................................................9
2.3      Conflicts.......................................................................................9
2.4      Anti-takeover Provisions Inapplicable..........................................................10
2.5      Capitalization.................................................................................10
2.6      COFI Financial Statements; Material Changes....................................................11
2.7      COFI Subsidiaries..............................................................................11
2.8      COFI Filings...................................................................................12
2.9      COFI Reports...................................................................................12
2.10     Compliance with Laws...........................................................................13
2.11     Registration Statement; Joint Proxy  Statement.................................................13
2.12     Litigation.....................................................................................14
2.13     Licenses.......................................................................................14
2.14     Taxes..........................................................................................14
2.15     Insurance......................................................................................16
2.16     Loans; Investments.............................................................................16
2.17     Allowance for Possible Loan Losses.............................................................17
2.18     COFI Benefit Plans.............................................................................17
2.19     Compliance With Environmental Laws.............................................................19
2.20     Contracts and Commitments......................................................................20
2.21     Defaults.......................................................................................21
2.22     Operations Since December 31, 1996.............................................................21
2.23     Undisclosed Liabilities........................................................................21
2.24     Assets.........................................................................................22
2.25     Indemnification................................................................................22

2.26     Insider Interests..............................................................................23
2.27     Brokers and Finders............................................................................23
2.28     Accuracy of Information........................................................................23
2.29     Fairness Opinion...............................................................................23
2.30     Governmental Approvals and Other Conditions....................................................23
2.31     No Ownership in RCSB...........................................................................23

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF RCSB AND TARGET BANK

3.1      Organization. .................................................................................24
3.2      Authorization..................................................................................24
3.3      Conflicts......................................................................................24
3.4      Anti-takeover Provisions Inapplicable..........................................................25
3.5      Capitalization and Stockholders................................................................25
3.6      RCSB Financial Statements; Material Changes....................................................26
3.7      RCSB Subsidiaries..............................................................................26
3.8      RCSB Filings...................................................................................27
3.9      RCSB Reports...................................................................................27
3.10     Compliance With Laws...........................................................................28
3.11     Registration Statement: Joint Proxy Statement..................................................28
3.12     Litigation.....................................................................................29
3.13     Licenses.  ....................................................................................29
3.14     Taxes..........................................................................................29
3.15     Insurance......................................................................................30
3.16     Loans; Investments.............................................................................31
3.17     Allowance for Possible Loan Losses.............................................................32
3.18     RCSB Benefit Plans.............................................................................33
3.19     Compliance with Environmental Laws.............................................................36
3.20     Contracts and Commitments......................................................................37
3.21     Defaults.......................................................................................39
3.22     Operations Since November 30, 1996.............................................................39
3.23     Corporate Records..............................................................................41
3.24     Undisclosed Liabilities........................................................................41
3.25     Assets.........................................................................................42
3.26     Indemnification................................................................................42
3.27     Insider Interests..............................................................................43
3.28     Registration Obligations.......................................................................43
3.29     Regulatory, Tax and Accounting Matters.........................................................43
3.30     Brokers and Finders............................................................................43
3.31     Accuracy of Information........................................................................43
3.32     Fairness Opinion...............................................................................44
3.33     Governmental Approvals and Other Conditions....................................................44

                                   ARTICLE IV

                                    COVENANTS

4.1      Covenants of RCSB and Target Bank..............................................................44
4.2      Mutual Covenants...............................................................................49


                           ARTICLE V

                     ADDITIONAL AGREEMENTS

5.1      Inspection of Records; Confidentiality.........................................................50
5.2      Registration Statement; Stockholder Approval...................................................50
5.3      Agreements of Affiliates.......................................................................51
5.4      Expenses.......................................................................................51
5.5      Cooperation....................................................................................51
5.6      Regulatory Applications........................................................................52
5.7      Financial Statements and Reports...............................................................52
5.8      Notice.........................................................................................52
5.9      Press Release..................................................................................52
5.10     Delivery of Supplements to Disclosure Schedules................................................53
5.11     Litigation Matters.............................................................................53
5.12     Tax Opinion.  .................................................................................53
5.13     Continuing Employees...........................................................................53
5.14     Reservation of Shares to Satisfy RCSB Stock Options............................................54
5.15     Nasdaq Listing.  ..............................................................................54
5.16     Directors' and Officers' Indemnification Insurance.............................................54
5.17.    Extraordinary COFI Dividend....................................................................55

                                   ARTICLE VI

                                   CONDITIONS

6.1      Conditions to the Obligations of COFI, Charter Michigan
          and Charter One Bank..........................................................................55
6.2      Conditions to the Obligations of RCSB and Target Bank..........................................57
6.3      Conditions to the Obligations of the Parties...................................................57

                          ARTICLE VII

                TERMINATION; AMENDMENT; WAIVER

7.1      Termination....................................................................................58
7.2      Liabilities and Remedies.......................................................................59
7.3      Survival of Agreements.........................................................................59
7.4      Amendment......................................................................................59
7.5      Waiver.........................................................................................60


                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1      Survival.......................................................................................60
8.2      Notices........................................................................................60
8.3      Applicable Law.................................................................................61
8.4      Headings, Etc..................................................................................62
8.5      Severability...................................................................................62
8.6      Entire Agreement; Binding Effect; Non-Assignment; Counterparts.................................62

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated May 21, 1997, is by and among Charter One Financial, Inc., a Delaware corporation ("COFI"), Charter-Michigan Bancorp, Inc., a Michigan corporation and a wholly owned first-tier subsidiary of COFI ("Charter Michigan"), Charter One Bank F.S.B., a federally chartered savings bank and a wholly owned subsidiary of Charter Michigan ("Charter One Bank"), RCSB Financial, Inc., a Delaware corporation ("RCSB"), and Rochester Community Savings Bank, a New York chartered savings bank and a wholly owned first-tier subsidiary of RCSB ("Target Bank").

         A. COFI, Charter Michigan, Charter One Bank, RCSB and Target Bank wish to provide for the terms and conditions of a strategic alliance in which RCSB will be merged ("Company Merger") with and into Charter Michigan, followed immediately by the merger of Target Bank with and into Charter One Bank ("Bank Merger"). The Company Merger and the Bank Merger are collectively referred to herein as the "Merger."

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

         D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. As a condition to and inducement for COFI, Charter Michigan, and Charter One Bank to enter into this Agreement, COFI and each of the directors of RCSB will concurrently with the execution and delivery of this Agreement enter into voting agreements in the form attached hereto as Exhibit A ("Voting Agreements") and COFI and RCSB are entering into immediately after the execution of this Agreement a stock option agreement dated as of the date hereof in the form attached hereto as Exhibit B ("Stock Option Agreement") pursuant to which RCSB shall grant to COFI an option to purchase shares of RCSB's common stock.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 MERGER; SURVIVING CORPORATION AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Michigan Business Corporation Act ("MBCA"), the Delaware General Corporation Law ("DGCL"), the Federal Deposit Insurance Act ("FDIA"), the Home Owners' Loan Act, as amended ("HOLA") and the rules and regulations promulgated under HOLA and by the New York State Banking Department ("Thrift Regulations"), (a) at the Effective Time (as defined in Section 1.2 hereof), RCSB shall be merged with and into Charter Michigan pursuant to the terms and conditions set forth herein and
(b) thereafter at the Bank Merger Effective Time (as defined in Section 1.2 hereof), Target Bank shall be merged with and into COFI Bank pursuant to the terms and conditions set forth herein. Upon the consummation of the Company Merger, the separate corporate existence of RCSB shall cease and Charter Michigan shall continue as the surviving corporation under the laws of the State of Michigan. Upon consummation of the Bank Merger, the separate corporate existence of Target Bank shall cease and Charter One Bank shall continue as the resulting institution. The name of Charter Michigan as the surviving corporation of the Company Merger shall remain "Charter Michigan Bancorp, Inc". From and after the Effective Time, Charter Michigan, as the surviving corporation of the Company Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter Michigan and RCSB, all as more fully described in the MBCA and DGCL. The name of Charter One Bank, as the resulting institution of the Bank Merger, shall remain "Charter One Bank F.S.B.". From and after the Bank Merger Effective Time, Charter One Bank, as the resulting institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter One Bank and Target Bank (including any liquidation account of Target Bank established in connection with its conversion from mutual to stock form), all as more fully described in the Thrift Regulations.

         1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Secretary of State of Delaware, the Michigan Department of Commerce, the Office of Thrift Supervision ("OTS") and the New York State Banking Department ("Department") such certificates of merger, articles of combination and other documents as they may deem necessary or appropriate for the Company Merger and the Bank Merger, which certificates of merger, articles of combination and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the DGCL, MCBA and Thrift Regulations, respectively. The Company Merger shall become effective at the time the certificate(s) of merger for such merger are filed with the Secretary of State of Delaware and the Michigan Department of Commerce ("Effective Time"). The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the Secretary of the OTS pursuant to the Thrift Regulations ("Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective immediately prior to the Bank Merger.

         1.3      COMPANY MERGER.

                  (a)      CONVERSION OF RCSB STOCK.  At the Effective Time:

                           (i) Each share of common stock of RCSB, $1.00 par
                  value per share (the "RCSB Common Stock"), issued and outstanding immediately prior thereto shall, by virtue of the Company Merger and without any action of the part of the holder thereof, but subject to Section 1.3(d) hereof, be converted into the right to receive from COFI .91 shares ("Exchange Ratio") of common stock of COFI, par value $.01 per share ("COFI Common Stock"), including the corresponding number of rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of COFI Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio.

                           Notwithstanding any other provision of this
                  Agreement, any shares of RCSB Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by COFI, Charter Michigan, Charter One Bank, RCSB, Target Bank or by any direct or indirect Subsidiary (as hereinafter defined) of any of them or held in the treasury of RCSB (other than any shares of RCSB Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Company Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (ii) Each share of Charter Michigan common stock
                  issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

                           (iii) The holders of certificates representing shares
                  of RCSB Common Stock shall cease to have any rights as stockholders of RCSB, except such rights, if any, as they may have pursuant to the DGCL. Except as provided above, until certificates representing shares of RCSB Common Stock are surrendered for exchange, the certificates shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of COFI Common Stock into which such shares of RCSB Common Stock shall have been converted by the

                  Company Merger as provided above and the right to receive the cash value of any fraction of a share of COFI Common Stock as provided below (collectively, the "Merger Consideration").

                  (b) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of COFI shall reserve for issuance a sufficient number of shares of COFI Common Stock for the purpose of issuing its shares to the stockholders of RCSB in accordance herewith.

                  (c) EXCHANGE OF RCSB COMMON STOCK.

                           (i) As soon as reasonably practicable after the
                  Effective Time, holders of record of certificates formerly representing shares of RCSB Common Stock ("Certificates") shall be instructed to tender such Certificates to COFI, or at the election of COFI, to an independent exchange agent to be selected by COFI (the "Exchange Agent") pursuant to a letter of transmittal that COFI shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon acceptance of such Certificates by COFI or the Exchange Agent.

                           (ii) After the Effective Time, each holder of a
                  Certificate that properly surrenders such Certificate to COFI or the Exchange Agent, together with a properly completed letter of transmittal, duly executed, will, upon acceptance thereof by COFI or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby, and the Certificates so surrendered shall forthwith be cancelled.

                           (iii) COFI or the Exchange Agent shall accept
                  Certificates upon compliance with such reasonable terms and conditions as COFI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as COFI or the Exchange Agent may reasonably require.

                           (iv) Each outstanding Certificate shall until duly
                  surrendered to COFI or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

                           (v) After the Effective Time, holders of Certificates
                  shall cease to have rights with respect to the RCSB Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, RCSB shall deliver a certified copy of a list of its stockholders to COFI or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of RCSB of Certificates, and if such Certificates are presented to RCSB for transfer, they shall be canceled against delivery of the Merger Consideration. COFI shall not be obligated to deliver the Merger Consideration to any holder of RCSB Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive COFI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such COFI Common Stock, at which time such dividends on whole shares of COFI Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of RCSB for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in
                  Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of RCSB Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of RCSB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (vi) If the Merger Consideration is to be issued to a
                  person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to COFI or the Exchange Agent in advance any required transfer or other taxes or establish to the satisfaction of COFI or the Exchange Agent that such tax has been paid or is not applicable.

                           (vii) In the event any Certificate shall have been
                  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to COFI or the Exchange Agent an affidavit stating such fact, in form satisfactory to COFI, and, at COFI's discretion, a bond in such reasonable sum as COFI or the Exchange Agent may direct as indemnity against any claim that may be made against COFI or RCSB or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  (d) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of COFI Common Stock shall be issued in the Company Merger. Each holder who otherwise would have been entitled to a fraction of a share of COFI Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the COFI Share Price on the last trading day preceding the Effective Time. The "COFI Share Price" shall mean the closing sale price (rounded down to the nearest cent) of one share of COFI Common Stock as reported on the Nasdaq National Market. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

                  (e) STOCK OPTIONS. The Target Bank 1986 Stock Option Plan ("1986 Option Plan") and the Target Bank 1992 Stock-Based Compensation Plan ("1992 Option Plan") and each option granted thereunder outstanding on the date hereof (together with mandatory grants required to be made to non-employee directors on May 28, 1997 under the 1992 Option Plan) and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1986 Option Plan or 1992 Option Plan, whichever is applicable):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the continuing option shall be equal to the product of the number of shares of RCSB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) the exercise price per share of COFI Common
                  Stock under the continuing option shall be equal to the exercise price per share of RCSB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any option which is an "incentive stock option".

                  (f) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Charter Michigan, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Charter Michigan, as the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (g) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Charter Michigan as the surviving corporation of the Company Merger shall be those persons listed on Exhibit C to this Agreement. Such directors shall continue in office until their successors shall be duly elected and qualified or otherwise duly selected. The officers of Charter Michigan immediately prior to the Effective Time shall be the officers of Charter Michigan, as the surviving corporation of the Company Merger, until their successors shall be duly elected and qualified or otherwise duly selected.

                  (h) SERVICE OF PROCESS. At the Effective Time Charter Michigan, as the surviving corporation of the Company Merger, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of RCSB.

                  (i) PRINCIPAL OFFICE. The location of the principal office of Charter Michigan, as the surviving corporation of the Company Merger, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor,
         Dearborn, Michigan 48126.

         1.4      BANK MERGER.

                  (a) CANCELLATION OF TARGET BANK COMMON STOCK. At the Bank Merger Effective Time, each share of common stock of Target Bank ("Target Bank Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter One Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Target Bank Common Stock shall not be converted into capital stock or other securities or obligations of Charter One Bank.

                  (b) CHARTER AND BYLAWS OF THE RESULTING INSTITUTION. The charter and bylaws of Charter One Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the charter and bylaws of Charter One Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS OF THE RESULTING INSTITUTION. The directors of Charter One Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Exhibit C to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

                  (d) OFFICES OF THE RESULTING INSTITUTION. The home and other offices of Charter One Bank, as the resulting institution of the Bank Merger, shall be as listed in Exhibit D to this Agreement.

         1.5 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be at 10:00 a.m. on the first business day of the first calendar month following the satisfaction of all of the conditions to Closing, at the executive offices of COFI or at such other date, time and location as is mutually agreed to by COFI and RCSB, but in no event prior to September 1, 1997. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         1.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. COFI shall have the right to change the method of effecting the Merger in a manner reasonably acceptable to RCSB (including without limitation the provisions of this Article
I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the treatment of stock options as set forth in Section 1.3(e) hereof, (b) diminish the benefits to be received by the directors, officers or employees of RCSB and Target Bank as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Company Merger (d) adversely affect the tax treatment of RCSB stockholders as a result of receiving the Merger Consideration or (e) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect. COFI may exercise this right of revision by giving written notice thereof in the manner provided in
Section 8.2 of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         COFI and Charter One Bank jointly and severally represent and warrant to RCSB and Target Bank that:

         2.1      ORGANIZATION.

                  (a) COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted. COFI is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 2.1(b) hereof)) on COFI or its ability to consummate the transactions contemplated herein. COFI has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the Merger. COFI is duly registered as a savings and loan holding company under HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to COFI or RCSB means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, results of operations, assets or deposit liabilities of such entity on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or
         (iv) in the case of RCSB, any financial change resulting from adjustments taken pursuant to Section 4.1(h) hereof.

         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of COFI, Charter Michigan and Charter One Bank, and all necessary corporate action on their part has been taken, subject to the approval of this Agreement and the Company Merger by the holders of a majority of the issued and outstanding COFI Common Stock. This Agreement has been duly executed and delivered by COFI, Charter Michigan and Charter One Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines.

         2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of COFI or similar documents of any COFI Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COFI or any COFI Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of COFI or any COFI Subsidiary; or (iii) are disclosed in
Section 2.3 of that certain confidential writing delivered by

COFI to RCSB within two business days prior to the date hereof (the "COFI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to COFI, Charter Michigan or Charter One Bank, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all applicable regulatory applications by COFI, RCSB and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by COFI of the registration statement relating to the COFI Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Joint Proxy Statement") for use in connection with the meetings of COFI's and RCSB's stockholders to vote on this Agreement and the Company Merger; (c) the filing of one or more certificates of merger with respect to the Company Merger with the Secretary of State of Delaware and the Michigan Department of Commerce; (d) the filing of the articles of combination with the OTS and the Department relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and
(f) any antitrust filings, consents, waivers or approvals.

         2.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation
(i) prohibits or restricts the ability of COFI or Charter Michigan to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject RCSB to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         2.5      CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of COFI consists of (i) 180,000,000 shares of COFI Common Stock, $0.01 par value per share, of which, as of February 28, 1997, 46,330,703 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of COFI Common Stock have been, and all of the shares of COFI Common Stock to be issued in the Company Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of COFI Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of COFI and none of the outstanding shares of COFI Common Stock is or will be entitled to any preemptive rights in respect of the Company Merger or any of the other transactions contemplated by this Agreement.

                  (b) As of April 30, 1997, COFI does not have outstanding any securities or rights convertible into or exchangeable for COFI Common Stock or any commitments, contracts, understandings or arrangements by which COFI is or may be bound to issue additional shares of COFI Common Stock, except pursuant to an Agreement and Plan of Merger and Reorganization with Haverfield Corporation and Home Bank, F.S.B. dated April 22, 1997 ("Haverfield Definitive Agreement"), employee and director stock options or as otherwise set forth in Section 2.5 of the COFI Disclosure Schedule.

         2.6 COFI FINANCIAL STATEMENTS; MATERIAL CHANGES. COFI has heretofore delivered to RCSB its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "COFI Financial Statements"). The COFI Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of COFI as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, COFI and the COFI Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to COFI on a consolidated basis except as disclosed in Section 2.6 of the COFI Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that COFI will suffer or experience a Material Adverse Effect.

         2.7      COFI SUBSIDIARIES.

                  (a) All of the COFI Subsidiaries as of the date of this Agreement are listed in Section 2.7 of the COFI Disclosure Schedule. COFI owns directly or indirectly all of the issued and outstanding shares of capital stock of the COFI Subsidiaries. No capital stock of any of the COFI Subsidiaries is, or may become required to be, issued (other than to COFI or another COFI Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any COFI Subsidiary. All of the shares of capital stock of each COFI Subsidiary held by COFI or a COFI Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the COFI Disclosure Schedule.

                  (b) Each COFI Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on COFI or the ability of Charter Michigan or Charter One Bank to consummate the transactions contemplated herein.

         Each COFI Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "COFI Subsidiary" or a "Subsidiary" of COFI shall mean each corporation, savings bank and other entity in which COFI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Charter One Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Charter One Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable law. Charter One Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         2.8 COFI FILINGS. COFI has previously made available, or will make available prior to the Effective Time, to RCSB true and correct copies of its
(i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1995, 1996, and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by COFI with the SEC since January 1, 1995, including without limitation on Forms 10-K, 10-Q and 8-K.

         2.9 COFI REPORTS. Each of COFI and the COFI Subsidiaries has filed, and will continue to file, all material reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the OTS, the National Association of Securities Dealers, Inc. ("NASD") and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of COFI or the COFI Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of COFI and Charter One Bank, investigation into the business or operations of COFI or the COFI Subsidiaries within the past two years except as set forth in Section 2.9 of the COFI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to COFI or any COFI Subsidiary.

         2.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, the businesses of COFI and the COFI Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by COFI or any COFI Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on COFI.

                  (b) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, no investigation or review by any governmental entity with respect to COFI or any COFI Subsidiary is pending or, to the best knowledge of COFI and Charter One Bank, threatened, nor has any governmental entity indicated to COFI or any COFI Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations and those the outcome of which will not have a Material Adverse Effect on COFI.

                  (c) COFI and each of the COFI Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither COFI nor Charter One Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause COFI or any of the COFI Subsidiaries to fail to be in substantial compliance with such provisions. No COFI Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         2.11 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information to be supplied by COFI for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by COFI for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of COFI or RCSB, or at the time of their respective meetings of stockholders to vote on this Agreement and the Company Merger, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such meetings of stockholders that has become false or misleading. If, at any time prior to the Effective Time, any event relating to COFI or any of its affiliates, officers or directors is discovered by COFI that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, COFI will promptly inform RCSB and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of COFI and RCSB. Notwithstanding the foregoing, COFI makes no representation or warranty with respect to any information supplied by RCSB that is contained in any of the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement and the Registration Statement will (with respect to COFI) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

         2.12 LITIGATION. Except as disclosed in Section 2.12 of the COFI Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of COFI and Charter One Bank threatened, against or affecting COFI or any COFI Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on COFI or which would materially affect the ability of COFI, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against COFI or any COFI Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.13 LICENSES. COFI and the COFI Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         2.14 TAXES.

                  (a) Except as disclosed in Section 2.14 of the COFI Disclosure Schedule, COFI and the COFI Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or COFI has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither COFI nor any COFI Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COFI or any COFI Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the COFI Disclosure Schedule, neither COFI nor any COFI Subsidiary is currently subject to audit or examination of any of its income tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither COFI nor any COFI Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of COFI and the COFI Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) COFI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where COFI was not the common parent of the group. Neither COFI nor any COFI Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than COFI or a COFI Subsidiary.

                  (c) COFI and the COFI Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Section 2.14 of the COFI Disclosure Schedule, have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

                  (d) For the purposes of this Agreement, the terms "tax" and "taxes" include, without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

         2.15 INSURANCE. COFI and the COFI Subsidiaries maintain insurance with insurers which in the best judgment of management of COFI are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. COFI and the COFI Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by COFI and the COFI Subsidiaries have been filed in due and timely fashion.

         2.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 2.16 of the COFI Disclosure Schedule, each material loan reflected as an asset on the COFI Financial Statements dated as of December 31, 1996 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of COFI and Charter One Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the COFI Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

                  (b) All guarantees of indebtedness owed to COFI or any COFI Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of COFI and Charter One Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on COFI.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which COFI or any COFI Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of COFI and Charter One Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. COFI and the COFI Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of COFI and Charter One Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require COFI or any COFI Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 2.16 of the COFI Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the COFI Financial Statements dated as of December 31, 1996 under the heading "Investment Securities," and none of the investments made by COFI and the COFI Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of COFI or any COFI Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which COFI or any COFI Subsidiary is a party, COFI or such Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the COFI Financial Statements as of December 31, 1996, (and as shown on any financial statements to be delivered by COFI to RCSB pursuant to
Section 5.7 hereof), to the best knowledge of COFI and Charter One Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles applicable to Charter One Bank. To the best knowledge of COFI and Charter One Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of COFI and the COFI Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by COFI to RCSB pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

         2.18     COFI BENEFIT PLANS.

                  (a) The term "COFI Benefit Plans" as used herein refers to each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of COFI or any COFI Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which COFI or any COFI Subsidiary maintains, to which COFI or any COFI Subsidiary contributes, or under which any employee, former employee, director or former director of COFI or any COFI Subsidiary is covered or has benefit rights and pursuant to which any liability of COFI or any COFI Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No COFI Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the COFI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("COFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of COFI's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such COFI Qualified Plan. All such COFI Qualified Plans established or maintained by COFI or any of the COFI Subsidiaries or to which COFI or any of the COFI Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such COFI Qualified Plans. Neither COFI nor any COFI Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by COFI or any COFI Subsidiary to any COFI Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996 have been set aside therefor and reflected in the COFI Financial Statements dated as of December 31, 1996. Neither COFI nor any COFI Subsidiary is in material default in performing any of its respective contractual obligations under any of the COFI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of COFI and Charter One Bank, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the COFI Benefit Plans (or with respect to the administration of any of the such Plans) now or heretofore maintained by COFI or any COFI Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of COFI or any COFI Subsidiary or any such Plan.

                  (d) COFI and the COFI Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any COFI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any COFI Qualified Plan. Neither COFI, any COFI Subsidiary nor any COFI Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(a) of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code.

                  (e) COFI and the COFI Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each COFI Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         2.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 2.19 of the COFI Disclosure
         Schedule: (i) to the best knowledge of COFI and Charter One Bank, the operations of COFI and each of the COFI Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of COFI and Charter One Bank, none of the operations of COFI or any COFI Subsidiary, no assets presently or formerly owned or leased by COFI or any COFI Subsidiary and no Mortgaged Premises (as defined below) or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which COFI, any COFI Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of COFI or any COFI Subsidiary, no assets presently owned or, to the best knowledge of COFI and Charter One Bank, formerly owned by COFI or any COFI Subsidiary, and, to the best knowledge of COFI and Charter One Bank, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has COFI or any COFI Subsidiary, or, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither COFI or any COFI Subsidiary, nor, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of COFI and the COFI Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars, and in the case of RCSB and the RCSB Subsidiaries, any real property interest securing a loan with a principal balance of less than five hundred thousand dollars. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         2.20 CONTRACTS AND COMMITMENTS. Section 2.20 of the COFI Disclosure Schedule contains, and shall be supplemented by COFI, as required by
Section 5.10 hereof, so as to contain
at the Closing Date copies of each of the following documents, certified by an officer of COFI to be true and correct copies of such documents on the dates of such certificates.

                  (a) The Certificate or Articles of Incorporation, Charters and Bylaws of COFI and each COFI Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of COFI or any COFI Subsidiary which, by their terms, continue to bind or affect COFI or any COFI Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of COFI or any COFI Subsidiary or any of their directors or officers in their capacities as such.

         2.21 DEFAULTS. There has not been any default in any material obligation to be performed by COFI or any COFI Subsidiary under any material contract or commitment, and neither COFI nor any COFI Subsidiary has waived, any material right under any material contract or commitment. To the best knowledge of COFI and Charter One Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         2.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 2.22 of the COFI Disclosure Schedule, there has not been:

                  (a) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by COFI or any COFI Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (b) any change in COFI's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or

                  (c) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to COFI or any COFI Subsidiary) materially adversely affecting the business, operations or financial condition of COFI on a consolidated basis.

         2.23 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of COFI and the COFI Subsidiaries, been so reflected, disclosed or reserved against in the COFI Financial Statements dated as of December 31, 1996 or in the notes thereto, and COFI and the COFI Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business, (b) Liabilities under the Haverfield Definitive Agreement or (c) as disclosed in Section 2.23 of the COFI Disclosure Schedule.

         2.24     ASSETS.

                  (a) COFI and the COFI Subsidiaries have good, and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by COFI in the COFI Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens, none of which, in the aggregate, except as set forth in the COFI Financial Statements dated as of December 31, 1996 or in Section 2.24 of the COFI Disclosure Schedule, are material to the assets of COFI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of COFI and the COFI Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by COFI and the COFI Subsidiaries is held in fee simple, except as otherwise noted in the COFI Financial Statements as of December 31, 1996 or as set forth in Section 2.24 of the COFI Disclosure Schedule. COFI and the COFI Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the COFI Financial Statements dated as of December 31, 1996, or in Section 2.24 of the COFI Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to COFI or any COFI Subsidiary.

                  (b) All leases pursuant to which COFI or any COFI Subsidiary, as lessee, leases real or personal property which are material to the business of COFI on a consolidated basis are, to the best knowledge of COFI and Charter One Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to COFI or any COFI Subsidiary, or to the best knowledge of COFI and Charter One Bank, and the other party.

         2.25 INDEMNIFICATION. To the best knowledge of COFI and Charter One Bank, except as set forth in Section 2.25 of the COFI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of COFI or any COFI Subsidiary has occurred which would give rise to a claim by any such person for indemnification from COFI or any COFI Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

         2.26 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between COFI or any COFI Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.26 of the COFI Disclosure Schedule, no officer, director or employee of COFI or any COFI Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of COFI or any COFI Subsidiary.

        2.27 BROKERS AND FINDERS. Neither COFI nor any COFI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees (other than in connection with a fairness opinion), brokerage fees, commissions or finders's fees, and no broker or finder has acted directly or indirectly for COFI or any COFI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.28 ACCURACY OF INFORMATION. The statements of COFI and Charter One Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of COFI or Charter One Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         2.29 FAIRNESS OPINION. COFI has received from Montgomery Securities a fairness opinion, dated as of the date of this Agreement, to the effect that the Company Merger is fair to the stockholders of COFI from a financial point of view.

         2.30 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of COFI and Charter One Bank, there is no reason relating specifically to COFI or any COFI Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

         2.31 NO OWNERSHIP IN RCSB. Neither COFI nor any COFI Subsidiary owns any RCSB Common Stock.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF RCSB AND TARGET BANK

         RCSB and Target Bank jointly and severally represent and warrant to COFI and Charter One Bank that except as set forth in that certain confidential writing delivered by RCSB to COFI on or before the date hereof (the "RCSB Disclosure Schedule"):

         3.1 ORGANIZATION. RCSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted. RCSB is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on RCSB or its ability to consummate the transactions contemplated herein. RCSB has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. RCSB is duly registered as a savings and loan holding company under HOLA.

         3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and unanimously approved and authorized by the Boards of Directors of RCSB and Target Bank, and all necessary corporate action on the part of RCSB and Target Bank has been taken, subject to the approval of this Agreement and the Company Merger by the holders of a majority of the issued and outstanding RCSB Common Stock. This Agreement has been duly executed and delivered by RCSB and Target Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any lien, charge or encumbrance on any property or assets under, any provision of the Certificate of Incorporation or Bylaws of RCSB or similar documents of any RCSB Subsidiary (as defined in Section 3.7 hereof), or any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RCSB or any RCSB Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section 3.3 of the RCSB Disclosure Schedule.

No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to RCSB or Target Bank in connection with the execution and delivery of this Agreement or the consummation by RCSB or Target Bank of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by
Section 2.3 hereof and consents that are not material to the transactions contemplated hereby.

         3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Merger, the Voting Agreements or the Stock Option Agreement, (ii) prohibits or restricts the ability of RCSB or Target Bank to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements, or the Stock Option Agreement, or any provision hereof or thereof, or (iv) would subject COFI, Charter Michigan or Charter One Bank to any material impediment or condition in connection with the exercise of any of its right under this Agreement, any of the Voting Agreements, or the Stock Option Agreement.

         3.5      CAPITALIZATION AND STOCKHOLDERS.

                  (a) The authorized capital stock of RCSB consists of (i) 50,000,000 shares of RCSB Common Stock, $1.00 par value per share, of which 14,477,106 shares are issued and outstanding and 947,100 shares are held as treasury shares, in each case as of the date of this Agreement, and (ii) 50,000,000 shares of series preferred stock, $1.00 par value, consisting of 200,000 shares of Series A junior participating preferred stock and 4,000,000 shares of 7% noncumulative, convertible perpetual preferred stock Series B, of which none are issued and outstanding. All of the issued and outstanding shares of RCSB Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of RCSB Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of RCSB. All of the issued and outstanding shares of RCSB Common Stock will be entitled to vote to approve this Agreement and the Company Merger.

                  (b) As of the date hereof, RCSB had _______ shares of RCSB Common Stock reserved for issuance under the 1986 Option Plan and 1992 Option Plan for the benefit of employees and directors of RCSB and the RCSB Subsidiaries, pursuant to which options covering 759,464 shares of RCSB Common Stock are outstanding (the "RCSB Stock Options"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of RCSB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of RCSB, or contracts, commitments, understandings, or arrangements by which RCSB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Section 3.5 of the RCSB

         Disclosure Schedule sets forth the name of the holder of each RCSB Stock Option and the date of grant of, number of shares represented by, exercise price and expiration of, and vesting or performance requirements associated with, each RCSB Stock Option.

         3.6 RCSB FINANCIAL STATEMENTS; MATERIAL CHANGES. RCSB has heretofore delivered to COFI its audited consolidated financial statements for fiscal years ended November 30, 1996 and November 30, 1995 (together the "RCSB Financial Statements"). The RCSB Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of RCSB as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since November 30, 1996 to the date hereof, RCSB and the RCSB Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to RCSB on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk or reasonable probability that RCSB will suffer or experience a Material Adverse Effect.

         3.7      RCSB SUBSIDIARIES.

                  (a) All of the RCSB Subsidiaries are listed in Section 3.7 of the RCSB Disclosure Schedule. RCSB owns directly or indirectly all of the issued and outstanding shares of capital stock of the RCSB Subsidiaries. Section 3.7 of the RCSB Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the RCSB Subsidiaries. Except for equity securities of the Federal Home Loan Bank of New York or as set forth in Section 3.7 of the RCSB Disclosure Schedule, neither RCSB nor the RCSB Subsidiaries own directly or indirectly any equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the RCSB Subsidiaries is or may become required to be issued (other than to RCSB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any RCSB Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of RCSB to vote or to dispose of shares of the capital stock of any RCSB Subsidiary. All of the shares of capital stock of each RCSB Subsidiary are fully paid and non-assessable and are owned by RCSB or another RCSB Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the RCSB Disclosure Schedule.

                  (b) Each RCSB Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on RCSB. Each RCSB Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "RCSB Subsidiary" or a "Subsidiary" of RCSB shall mean each corporation, savings bank, and other entity in which RCSB owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included (i) Gateway American Bank, (ii) any entity that is inactive on the date of this Agreement, (iii) any entity acquired in good faith through foreclosure, or (iv) any entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Target Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Target Bank are insured by the FDIC through the Bank Insurance Fund ("BIF") or the SAIF to the full extent permitted under applicable law. Target Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code. The liquidation account established by Target Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

         3.8 RCSB FILINGS. RCSB has previously made available, or will make available prior to the Effective Time, to COFI true and complete copies of the
(i) proxy statements relating to all meetings of stockholders (whether special or annual) of RCSB during calendar years 1995, 1996 and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Exchange Act by RCSB with the SEC since its formation including without limitation on Forms 10-K, 10-Q and 8-K.

         3.9 RCSB REPORTS. Each of RCSB and the RCSB Subsidiaries has filed, and will continue to file, all material reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, FDIC, OTS, Department, NASD, and other applicable thrift, securities and other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, OTS, Department or FDIC in the regular course of the business of

RCSB or the RCSB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of RCSB and Target Bank, investigation into the business or operations of RCSB or the RCSB Subsidiaries within the past two years except as set forth in Section 3.9 of the RCSB Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, Department, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to RCSB or any RCSB Subsidiary.

         3.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 3.10 of the RCSB Disclosure Schedule, the businesses of RCSB and the RCSB Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by RCSB or any RCSB Subsidiary.

                  (b) Except as disclosed in Section 3.10 of the RCSB Disclosure Schedule, no investigation or review by any governmental entity with respect to RCSB or any RCSB Subsidiary is pending or, to the best knowledge of RCSB and Target Bank, threatened, nor has any governmental entity indicated to RCSB or any RCSB Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (c) RCSB and each of the RCSB Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither RCSB nor Target Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause RCSB or any of the RCSB Subsidiaries to fail to be in substantial compliance with such provisions. Target Bank has not received a rating from an applicable regulatory authority which is less than "satisfactory."

         3.11 REGISTRATION STATEMENT: JOINT PROXY STATEMENT. The information to be supplied by RCSB for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by RCSB for inclusion in the Joint Proxy Statement will not, on the date of the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of COFI or RCSB, or at the time of their respective meetings of stockholders to vote on this Agreement and the Company Merger, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such meetings of stockholders that has become false or misleading. If at any time prior to the Effective Time, any event relating to RCSB or any of its affiliates, officers or directors is discovered by RCSB that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, RCSB will promptly inform COFI, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of RCSB. Notwithstanding the foregoing, RCSB makes no representation or warranty with respect to any information supplied by COFI that is contained in the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement will (with respect to RCSB) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the RCSB Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of RCSB and Target Bank threatened, against or affecting RCSB or any RCSB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against RCSB, any RCSB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $50,000, or which would materially affect the ability of RCSB or Target Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against RCSB or any RCSB Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.13 LICENSES. RCSB and the RCSB Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.14     TAXES.

                  (a) Except as disclosed in Section 3.14 of the RCSB Disclosure Schedule, RCSB and the RCSB Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or RCSB or Target Bank has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither RCSB nor any RCSB Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against RCSB or any RCSB Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of RCSB and RCSB Subsidiaries have not been audited by the Internal Revenue Service, state, municipal or other taxing authority for any of the last two years. Neither RCSB nor any RCSB Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of RCSB and the RCSB Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) RCSB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where RCSB was not the common parent of the group. Neither RCSB nor any RCSB Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than RCSB or any RCSB Subsidiary. Neither RCSB nor any RCSB Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code and no such adjustment has been proposed by the Internal Revenue Service. Neither RCSB nor any RCSB Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) RCSB and the RCSB Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and except as set forth in Section 3.14 of the RCSB Disclosure Schedule, have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms statements and reports with it.

         3.15 INSURANCE. RCSB and the RCSB Subsidiaries maintain insurance with insurers which in the best judgment of management of RCSB are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. RCSB and the RCSB Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by RCSB and the RCSB

Subsidiaries have been filed in due and timely fashion. Each of RCSB and the RCSB Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither RCSB nor any of the RCSB Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

         3.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 3.16 of the RCSB Disclosure Schedule, each material loan reflected as an asset on the RCSB Financial Statement dated as of November 30, 1996, and each material loan originated or acquired by RCSB or an RCSB Subsidiary since such date, is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of RCSB and Target Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule and loans sold in the ordinary course of business, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule, there is no loan or other asset of RCSB or of any RCSB Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss" as of April 30, 1997. Set forth in
         Section 3.16 of the RCSB Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of RCSB and the RCSB Subsidiaries as of April 30, 1997.

                  (b) All material guarantees of indebtedness owed to RCSB or any RCSB Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of RCSB and Target Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which RCSB or any RCSB Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of RCSB and Target Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect.

         RCSB and the RCSB Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of RCSB and Target Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule, none of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require RCSB or any RCSB Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 3.16 of the RCSB Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the RCSB Financial Statements dated as of November 30, 1996 under the heading "Investment Securities, " and none of the investments made by RCSB and the RCSB Subsidiaries since November 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of RCSB or any RCSB Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all repurchase agreements to which RCSB or any RCSB Subsidiary is a party, RCSB or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by RCSB and the RCSB Subsidiaries, as reflected in the RCSB Financial Statements dated November 30, 1996 were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.17     ALLOWANCE FOR POSSIBLE LOAN LOSSES.

                  (a) The allowance for possible loan losses shown on the RCSB Financial Statements as of November 30, 1996 (and as shown on any financial statements to be delivered by RCSB to COFI pursuant to
         Section 5.7 hereof), to the best knowledge of RCSB and Target Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices applicable to Target Bank and the other RCSB Subsidiaries. To the best knowledge of RCSB and Target Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of RCSB and the RCSB Subsidiaries as of November 30, 1996 (and as of the dates of any financial statements to be delivered by RCSB to COFI pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of RCSB and the RCSB Subsidiaries does not exceed 1.8% of total loans as of April 30, 1997. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Target Bank or any other RCSB Subsidiary, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (other than restructured loans that have ceased to be nonperforming in accordance with applicable regulatory guidelines and generally accepted accounting principles), (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful", "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and all other assets acquired through foreclosure or repossession.

         3.18     RCSB BENEFIT PLANS.

                  (a) Section 3.18 of the RCSB Disclosure Schedule contains a list (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right ("SAR"), restricted stock, stock equivalent ("Stock Equivalent"), life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of RCSB or any RCSB Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which RCSB or any RCSB Subsidiary maintains, to which RCSB or any RCSB Subsidiary contributes, or under which any employee, former employee, director or former director of RCSB or any RCSB Subsidiary is covered or has benefit rights and pursuant to which any liability of RCSB or any RCSB Subsidiary exists or is reasonably likely to occur (the "RCSB Benefit Plans").

         Except as set forth in Section 3.18 of the RCSB Disclosure Schedule, RCSB and the RCSB Subsidiaries neither maintain nor have entered into any RCSB Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of RCSB or any RCSB Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of RCSB or any RCSB Subsidiary or to COFI or any COFI Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "RCSB Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the RCSB Disclosure Schedule, no RCSB Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the RCSB Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings plan that is qualified under Section 401(a) of the Code ("RCSB Qualified Plans") has been determined by the Internal Revenue Service to qualify under
         Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under
         Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the RCSB Disclosure Schedule) and, to the best of RCSB's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such RCSB Qualified Plan. All such RCSB Qualified Plans established or maintained by RCSB or any of the RCSB Subsidiaries or to which RCSB or any of the RCSB Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such RCSB Qualified Plans. Neither RCSB nor any RCSB Subsidiary is a plan sponsor of, or contributes to, a defined benefit pension plan. All accrued contributions and other payments required to be made by RCSB or any RCSB Subsidiary to any RCSB Benefit Plan through November 30, 1996, have been made or reserves adequate for such purposes as of November 30, 1996, have been set aside therefor and are reflected in the RCSB Financial Statements dated as of November 30, 1996. Neither RCSB nor any RCSB Subsidiary is in material default in performing any of its contractual obligations under any of the RCSB Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of RCSB and Target Bank, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the RCSB Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by RCSB or any RCSB Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of RCSB or any RCSB Subsidiary or any such Plan.

                  (d) RCSB and the RCSB Subsidiaries and all other person having fiduciary or other responsibilities or duties with respect to any RCSB Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any RCSB Benefit Plan. No RCSB Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code). All RCSB Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (e) Except as set forth in Section 3.18 of the RCSB Disclosure Schedule, neither RCSB nor any RCSB Subsidiary has made any payments, or is or has been a party to any agreement or any RCSB Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (f) Section 3.18 of the RCSB Disclosure Schedule describes any obligation that RCSB or any RCSB Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (g) Section 3.18 of the RCSB Disclosure Schedule lists: (i) each officer, employee and director of RCSB and any RCSB Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in each bonus and other RCSB Benefit Plan, and such individual's compensation from RCSB and each RCSB Subsidiary for each of the calendar years 1992 through 1996 as reported by RCSB and a RCSB Subsidiary on Form W-2 or Form 1099; and (ii) a copy of each form of agreement relating to RCSB Stock Options, SARs and Stock Equivalents.

                  (h) RCSB and the RCSB Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each RCSB

         Benefit Plan with the Internal Revenue Service and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

                  3.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 3.19 of the RCSB Disclosure
         Schedule: (i) to the best knowledge of RCSB and Target Bank, the operations of RCSB and each of the RCSB Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of RCSB and Target Bank, none of the operations of RCSB or any RCSB Subsidiary, no assets presently or formerly owned or leased by RCSB or any RCSB Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which RCSB, any RCSB Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of RCSB or any RCSB Subsidiary, no assets presently owned or, to the best knowledge of RCSB and Target Bank, formerly owned by RCSB or any RCSB Subsidiary, and to the best knowledge of RCSB and Target Bank, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has RCSB or any RCSB Subsidiary, or, to the best knowledge of RCSB and Target Bank, any owner or a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither RCSB nor any RCSB Subsidiary, nor, to the best knowledge of RCSB and Target Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to the real property currently owned or, to the best knowledge of RCSB and Target Bank, formerly owned or currently leased by RCSB or any RCSB Subsidiary ("RCSB Premises"): (x) no part of the RCSB Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) except as disclosed in Section 3.19 of the RCSB Disclosure Schedule, the RCSB Premises do not contain, and have never contained, an underground storage tank; and (z) the RCSB Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the RCSB Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in
         Section 3.19 of the RCSB Disclosure Schedule.

         3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the RCSB Disclosure Schedule contains, and shall be supplemented by RCSB and Target Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date true and correct copies of each of the following documents:

                  (a) a list of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any executive officer or director of RCSB or Target Bank;

                  (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which RCSB or any RCSB Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) a list of each vendor or lease contract or agreement (not otherwise included in the RCSB Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) does not expire within six months from the date hereof, (ii) cannot be terminated on thirty days (or less) written notice without penalty; and (iii) involves an annual expenditure by RCSB or any RCSB Subsidiary in excess of $100,000;

                  (d) a list of each contract or commitment (other than RCSB Permitted Liens as defined in Section 3.22(c)) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by RCSB or any RCSB Subsidiary, and a list and description of all real property owned (other than REO) or leased by RCSB or any RCSB Subsidiary;

                  (e) a list of each commitment made by RCSB or Target Bank to or with any of its executive officers or directors extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

                  (f) the Certificate or Articles of Incorporation, Charters, and Bylaws of RCSB and each RCSB Subsidiary;

                  (g) except for powers of attorney executed in connection with loan servicing activities in the ordinary course of business, a list of all powers of attorney granted by RCSB or any RCSB Subsidiary which are currently in force and cannot be terminated by

         RCSB or any RCSB Subsidiary upon the issuance of a written notice of termination or revocation;

                  (h) a list of all policies of insurance currently maintained by RCSB or any RCSB Subsidiary and a list and description of all unsettled or outstanding claims of RCSB or any RCSB Subsidiary which have been, or to the best knowledge of RCSB and Target Bank, will be, filed with the companies providing insurance coverage for RCSB or any RCSB Subsidiary (except for routine claims for benefits);

                  (i) each collective bargaining agreement to which RCSB or any RCSB Subsidiary is a party and all affirmative action plans or programs covering employees of RCSB or any RCSB Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by RCSB or any RCSB Subsidiary;

                  (j) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000 to which RCSB or any RCSB Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty;

                  (k) all financial advisory, investment banking, and professional (legal and accounting) services contracts to which RCSB or any RCSB Subsidiary is a party; except those that may be terminated by RCSB or an RCSB Subsidiary at anytime without any liability;

                  (l) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of RCSB or any RCSB Subsidiary which, by their terms, continue to bind or affect RCSB or any RCSB Subsidiary;

                  (m) all orders, decrees, memorandums, agreements or understandings with bank regulatory agencies binding upon or affecting the current operations of RCSB or any RCSB Subsidiary or any of their directors or officers in their capacities as such;

                  (n) all material trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by RCSB or any RCSB Subsidiary or licensed from a third party;

                  (o) all policies formally adopted by the Board of Directors of RCSB or any RCSB Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five (5) years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies;

                  (p) each agreement (other than those involving the sale or purchase of mortgage loans or servicing rights) to which RCSB or any RCSB Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which in an annual period could commit RCSB or any RCSB Subsidiary to an expenditure (either individually or through a series of installments) in excess of $100,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20:

                  (q) each agreement containing any covenant limiting the right of RCSB or any RCSB Subsidiary to engage in any line of business or to compete with any person;

                  (r) each agreement with respect to any license, permit and similar matter that is necessary to the operations of RCSB or any RCSB Subsidiary; and

                  (s) each agreement that gives a third party any right to seek judicial or administrative relief to enjoin, or other relief which may prevent consummation of, the Merger.

         3.21 DEFAULTS. There has not been any default in any material obligation to be performed by RCSB or any RCSB Subsidiary under any material contract or commitment, and neither RCSB nor or any RCSB Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of RCSB and Target Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         3.22 OPERATIONS SINCE NOVEMBER 30, 1996. Between November 30, 1996 and the date hereof, except as set forth in Section 3.22 of the RCSB Disclosure Schedule, there has not been:

                  (a) any increase in the compensation payable or to become payable by RCSB or any RCSB Subsidiary to any employee, officer or director, other than routine increases to employees consistent with past practices;

                  (b) except as permitted in Section 4.1(a) hereof, any payment of dividends or other distributions by RCSB to its stockholders or any redemption by RCSB of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of RCSB or any RCSB Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "RCSB Permitted Lien"): (i) liens arising out of judgments or awards in respect of which RCSB or any RCSB Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which RCSB or any RCSB Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of RCSB or any RCSB Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of RCSB or any RCSB Subsidiary arising in the ordinary course of business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by RCSB or any RCSB Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any RCSB Benefit Plan by RCSB or any RCSB Subsidiary;

                  (f) any action by RCSB or any RCSB Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by RCSB or any RCSB Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, RCSB shall promptly notify COFI;

                  (g) any change in RCSB's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by RCSB or any RCSB Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $250,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of RCSB or any RCSB Subsidiary or outside of the ordinary course of business with the exception of (A) loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices, (B) mortgage servicing rights that are sold in the ordinary course of business at market prices, and (C) REO that is sold in the ordinary course of business;

                  (j) any cancellation or compromise of any debt to, claim by or right of, RCSB or any RCSB Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any contract or commitment to which RCSB or any RCSB Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any assets or property of RCSB or any RCSB Subsidiary whether or not covered by insurance;

                  (m) any material change in the loan underwriting policies of any RCSB Subsidiary not reflected in the written policies previously provided by RCSB to COFI;

                  (n) any transaction of business or activity undertaken by RCSB or any RCSB Subsidiary outside the ordinary course of business consistent with past practices;

                  (o) any agreement or commitment to do any of the foregoing; or

                  (p) any event or condition, or series of events or conditions, of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to RCSB or any RCSB Subsidiary) which, individually or in the aggregate, has had or is reasonably likely to have a significant adverse impact on the business, operations or financial condition of RCSB on a consolidated basis.

         3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of RCSB and each RCSB Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of RCSB and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         3.24 UNDISCLOSED LIABILITIES. All of the Liabilities have, in the case of RCSB and the RCSB Subsidiaries, been reflected, disclosed or reserved against in the RCSB Financial Statements as of November 30, 1996 or in the notes thereto, and RCSB and the RCSB Subsidiaries have no other Liabilities except (a) Liabilities incurred since November 30, 1996 in the ordinary course of business or (b) as disclosed in Section 3.24 of the RCSB Disclosure Schedule.

         3.25     ASSETS.

                  (a) RCSB and the RCSB Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by RCSB or any RCSB Subsidiary in the RCSB Financial Statements dated as of November 30, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens and encumbrances none of which, in the aggregate, except as set forth in the RCSB Financial Statements dated November 30, 1996 or in Section 3.25 of the RCSB Disclosure Schedule, are material to the assets of RCSB on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of RCSB and the RCSB Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by RCSB and the RCSB Subsidiaries is held in fee simple, except as otherwise noted in the RCSB Financial Statements as of November 30, 1996 or as set forth in
         Section 3.25 of the RCSB Disclosure Schedule. RCSB and the RCSB Subsidiaries have title or other rights to its assets sufficient in all material respect for the conduct of their respective businesses as presently conducted, and except as set forth in the RCSB Financial Statements dated as of November 30, 1996 or in Section 3.25 of the RCSB Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to RCSB or any RCSB Subsidiary.

                  (b) All material leases pursuant to which RCSB or any RCSB Subsidiary, as lessee, leases real or personal property are, to the best knowledge of RCSB and Target Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either RCSB or any RCSB Subsidiary, or to the best knowledge of RCSB and Target Bank, the other party. Except as disclosed in Section 3.25 of the RCSB Disclosure Schedule, none of such leases contains a prohibition against assignment by RCSB or any RCSB Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any RCSB Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by RCSB or any RCSB Subsidiary as of the date of this Agreement.

         3.26 INDEMNIFICATION. To the best knowledge of RCSB and Target Bank, except as set forth in Section 3.26 of the RCSB Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of RCSB or any RCSB Subsidiary has occurred which would give rise to a claim or a potential claim by any such person for indemnification from RCSB or any RCSB Subsidiary under the corporate indemnification provisions of RCSB or any RCSB Subsidiary.

         3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between RCSB or any RCSB Subsidiary and any officer, director or employee of RCSB or any RCSB Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the RCSB Disclosure Schedule, no officer, director or employee of RCSB or any RCSB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of RCSB or any RCSB Subsidiary.

         3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the RCSB Disclosure Schedule, neither RCSB nor any RCSB Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

         3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. RCSB and Target Bank have not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.30 BROKERS AND FINDERS. Except as set forth in the agreement with Lehman Brothers, dated April 30, 1997 (which agreement has not been amended since such date), a copy of which has previously been provided to COFI, neither RCSB nor any RCSB Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no other broker or finder has acted directly or indirectly for RCSB or any RCSB Subsidiary in connection with this Agreement or the transactions contemplated hereby. Section 3.30 of the RCSB Disclosure Schedule sets forth bona fide estimates of the amounts of all fees and expenses to be paid by RCSB to all third parties in connection with this Agreement and the transactions contemplated hereby.

         3.31 ACCURACY OF INFORMATION. The statements of RCSB and Target Bank contained in this Agreement, the Schedules hereto and any other written document executed and delivered by or on behalf of RCSB or Target Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         3.32 FAIRNESS OPINION. RCSB has received from Lehman Brothers a fairness opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of RCSB Common Stock pursuant to this Agreement and the Company Merger is fair to such holders from a financial point of view.

         3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the knowledge of RCSB and Target Bank, there is no reason relating specifically to RCSB or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV

                                    COVENANTS

         4.1 COVENANTS OF RCSB AND TARGET BANK.

                  (a) Without the prior written consent of COFI, RCSB shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except it may declare and pay its regular quarterly cash dividend of not more than $.15 per share on RCSB Common Stock; provided the declaration of the last dividend by RCSB prior to consummation of the Company Merger and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit.

                  (b) Except as specifically contemplated by this Agreement, RCSB and the RCSB Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and in substantial compliance with their existing business plan, a copy of which has been heretofore delivered by RCSB to COFI (the "1997 RCSB Business Plan"), and by way of amplification and not limitation, RCSB and each of the RCSB Subsidiaries will not, without the prior written consent of COFI (which consent in the case of subparts (vi), (vii) and (xxii) shall not be unreasonably withheld or delayed):

                           (i) issue any capital stock or any options, warrants,
                  or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, or any SARs or Stock Equivalents, except pursuant to the RCSB Stock Options outstanding on the date hereof (including those stock options that are required to be granted to non-employee directors on May 28, 1997 under the 1992 Option Plan) and the Stock Option Agreement;

                           (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of RCSB or any of the RCSB Subsidiaries;

                           (iii) effect a reclassification, recapitalization,
                  split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv) change its Charter, Certificate or Articles of
                  Incorporation or Bylaws;

                           (v) enter into or modify any employment agreement,
                  severance agreement, change in control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to employees (excluding executive officers of RCSB and Target Bank) consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other RCSB Benefit Plan;

                           (vi) except for the short-term renewal of Federal
                  Home Loan Bank ("FHLB") advances outstanding at the date of this Agreement, raising funds against its existing line of credit with the FHLB for durations not in excess of 3 years, and deposit-taking and repurchase transactions in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) except in the ordinary course of business
                  consistent with prior practice, change the pricing or methodology for pricing any of its loan products;

                           (viii) make any material changes in its policies
                  concerning loan underwriting or which persons may approve any significant or material loan;

                           (ix) enter into any securities transaction for its
                  own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of New York, provided COFI's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

                           (x) increase or decrease the rate of interest paid on
                  time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi) enter into, modify or extend any agreement,
                  contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $50,000, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business and
                  in substantial compliance with the 1997 RCSB Business Plan, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it
                  or any claims which it may possess or waive any rights of material value;

                           (xiv) sell or otherwise dispose of any real property
                  or any material amount of tangible or intangible personal property, except in the ordinary course of business consistent with past practices;

                           (xv) foreclose upon or otherwise take title to or
                  possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Target Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or wilfully commit any act or fail to
                  commit any act which will cause a material breach of any material agreement, contract or commitment;

                           (xvii) knowingly or wilfully violate any law,
                  statute, rule, governmental regulation, or order in any material respect;

                           (xviii) purchase any fixed asset where the amount
                  paid or committed therefor is in excess of $50,000, except for written commitments outstanding on or prior to May 15, 1997;

                           (xix) engage in any activity or transaction(s) that
                  could result in the consolidated loan servicing assets of RCSB and the RCSB Subsidiaries to exceed $130,000,000;

                           (xx) except as permitted under subpart (xxi) immediately below, enter into or acquire any derivatives contract or structured note;

                           (xxi) except in connection with hedging activities
                  consistent with past practices pertaining to residential first mortgage loan originations, enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

                           (xxii) in the case of Target Bank, (A)voluntarily
                  make any material changes in or to its asset or deposit mix other than those contemplated by the 1997 RCSB Business Plan,
                  (B) voluntarily convert any Community Value checking account to any other type of checking account, (C) open any new branch, deposit taking facility or loan production office other than the two new offices currently in construction, (D) close any existing branch or other facility, or (E) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives in excess of the amounts budgeted in the 1997 RCSB Business Plan;

                           (xxiii) in the case of the RCSB Subsidiaries (other
                  than Target Bank), (A) open any sales, hub or other type of office or facility or (B) hire any additional employees except to fill current job vacancies and future vacancies arising from attrition; or

                           (xxiv) agree in writing or otherwise to take any of
                  the foregoing actions or engage in any of the foregoing activities.

                  (c) During the period commencing July 1, 1997, and ending the last day of the calendar month coinciding with or immediately preceding the Closing Date, RCSB and the RCSB Subsidiaries shall cause units with a Fair Issac Corporation Auto Score (as calculated by the RCSB Subsidiary based on maker or co-maker in its reports prepared in the ordinary course of business consistent with past practice) of 599 or less not to exceed 8% of the total auto unit production originated by RCSB and the RCSB Subsidiaries during such period on a consolidated basis.

                  (d) RCSB will, and will cause the RCSB Subsidiaries to, use their reasonable efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including in the case of Target Bank insurance of accounts with the FDIC. RCSB will, and will cause the RCSB Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

                  (e) RCSB shall promptly notify COFI in writing of the occurrence of any matter or event known to and directly involving RCSB or any RCSB Subsidiary that is reasonably likely to result in a Material Adverse Effect on RCSB or impair the ability of RCSB or Target Bank to consummate the transactions contemplated herein.

                  (f) RCSB shall provide to COFI such reports on litigation involving RCSB and each of the RCSB Subsidiaries as COFI shall reasonably request, provided that RCSB shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

                  (g) Neither RCSB (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. RCSB and Target Bank shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. RCSB and Target Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, RCSB may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Transaction if the Board of Directors of RCSB determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to RCSB's stockholders under applicable law requires it to take such action, and, provided further, that RCSB may not, in any event, provide to such third party any information which it has not provided to COFI. RCSB shall promptly notify COFI orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by RCSB in any document (including the Joint Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of RCSB, disclosure is appropriate under applicable law. "Acquisition Transaction" shall, with respect to RCSB, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either RCSB or any Subsidiary of RCSB,
         (ii) a purchase, lease or other acquisition of a material portion of all the assets of either RCSB or any Subsidiary of RCSB, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either RCSB or any Subsidiary of RCSB, (iv) a tender or exchange offer to acquire securities representing 19.9% or more of the voting power of RCSB, (v) a public proxy or consent solicitation made to stockholders of RCSB seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OTS, the Department, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors of RCSB or Target Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                  (h) At the request of COFI, Target Bank agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as COFI reasonably shall request to conform Target Bank's loan, accrual, reserve and other accounting policies to the policies of Charter One Bank, provided however, such requested conforming adjustments shall not be taken into account in determining whether RCSB has experienced a Material Adverse Effect.

         4.2 MUTUAL COVENANTS. No party to this Agreement shall voluntarily take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of
Section 368(a) of the Code. The exercise by COFI of its rights under the Stock Option Agreement shall not be deemed a violation of this Section or a breach of any representation made by COFI under this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      INSPECTION OF RECORDS; CONFIDENTIALITY.

                  (a) COFI and RCSB shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. COFI and RCSB shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

                  (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

         5.2 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, COFI shall file the Registration Statement with the SEC, and RCSB and COFI shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. COFI will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of COFI Common Stock in the Company Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of COFI and RCSB shall call a meeting of its stockholders as soon as practicable after the Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and the

Company Merger and shall schedule such meeting based on consultation with the other party. In connection with said stockholders' meetings, (i) COFI and RCSB shall jointly prepare the Joint Proxy Statement as part of the Registration Statement and they shall mail the Joint Proxy Statement to their respective stockholders and (ii) the Board of Directors of COFI and RCSB shall recommend to their respective stockholders the approval of this Agreement and the Company Merger; provided, however, that such recommendation may be withdrawn, modified, or amended, or not made at all, after the receipt by RCSB of an offer to effect an Acquisition Transaction (as defined in Section 4.1(g) hereof) with RCSB to the extent the Board of Directors of RCSB reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, RCSB shall deliver to COFI a letter, reviewed by its counsel, identifying all persons whom RCSB believes to be "affiliates" of RCSB for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. RCSB shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to COFI, as soon as practicable thereafter, a written agreement, substantially in the form of Exhibit E, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of RCSB held by such person or any shares of COFI Common Stock to be received by such person in the Company Merger (i) during the period commencing 30 days prior to the Company Merger and ending at the time of publication of financial results covering at least 30 days of combined operations after the Company Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, RCSB shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.3. COFI shall deliver to RCSB within five (5) business days after the date hereof a certified copy of the minutes of a meeting of the Board of Directors of COFI at which the restrictions on resales of COFI Common Stock under the pooling of interests method of accounting rules were discussed.

         5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

         5.5 COOPERATION. Each party agrees that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by COFI after consultation with RCSB. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

         5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) RCSB will deliver to COFI not later than forty-five (45) days after the end of any calendar quarter, the Report of Condition and Income filed by Target Bank with the Department and FDIC; (b) COFI and RCSB shall deliver to each other not later than forty-five (45) days after the end of each fiscal quarter, its Report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, FDIC, OTS, Department or any other regulatory agency within five (5) business days of the filing of any such report.

         5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.9 PRESS RELEASE. Except as provided in Section 4.1(g) or as otherwise reasonably determined by a party to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of COFI and Charter One Bank, and RCSB and Target Bank contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party together with any nonmaterial information that was inadvertently left out of a party's Disclosure Schedule as initially delivered and is subsequently provided in writing as soon as practicable after the omission is discovered by the disclosing party.

         5.11 LITIGATION MATTERS. RCSB and Target Bank will consult with COFI about any proposed settlement, or any disposition of, any litigation involving settlement amounts in excess of $50,000.

         5.12 TAX OPINION. COFI agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P., addressed to COFI and RCSB, dated the Closing Date, subject to the representations and assumptions referred to therein, and substantially to the effect that the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that COFI, Charter Michigan and RCSB will each be a party to a reorganization.

         5.13 CONTINUING EMPLOYEES. To the extent permitted by applicable law, the former employees of RCSB and RCSB Subsidiaries who become employees of Charter One Bank or any other COFI Subsidiary (the "Continuing Employees") shall continue to participate in the RCSB Benefit Plans, except where any such Plan is terminated at request of COFI prior to or at the Effective Time. At or after the Effective Time, COFI may merge any RCSB Benefit Plan with and into an COFI Benefit Plan or merge an COFI Benefit Plan with and into an RCSB Benefit Plan. At or after the Effective Time, COFI or any COFI Subsidiary may amend or terminate any RCSB Benefit Plan, provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, Charter One Bank or another COFI Subsidiary shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of Charter One Bank or such other COFI Subsidiary under comparable plans then in effect, if any. Whenever a Continuing Employee becomes a participant in an COFI Benefit Plan, such Continuing Employee shall receive full credit for his past service with RCSB or any RCSB Subsidiary for purposes of determining eligibility to participate in and the vesting of benefits under such COFI Benefit Plan (but not for the purpose of accrual of benefits thereunder). Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the RCSB health plan immediately prior to the Effective Time or any waiting period relating to coverage under the COFI health plan.

         5.14 RESERVATION OF SHARES TO SATISFY RCSB STOCK OPTIONS. COFI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of COFI Common Stock for delivery upon exercise of RCSB Stock Options assumed by it in accordance with Section 1.3(e) hereof. As soon as practicable after the Effective Time, COFI shall file an appropriate registration statement with respect to the shares of COFI Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.15 NASDAQ LISTING. COFI shall use all reasonable efforts to cause the shares of COFI Common Stock to be issued in the Company Merger, and the shares of COFI Common Stock to be reserved for issuance upon exercise of RCSB Stock Options, to be approved for listing on the Nasdaq Stock Market (or such other national securities exchange or stock market on which the COFI Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

         5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. For a period of six years following the Effective Time, COFI shall indemnify, defend and hold harmless the present and former directors, officers and employees of RCSB and the RCSB Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the agreements executed pursuant to this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that RCSB would have been permitted under Delaware law and its Certificate of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such person (and COFI will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED HOWEVER, that (a) any determination required to be made with respect to whether a person's conduct complies with the standards set forth under Delaware law and RCSB's Certificate of Incorporation and Bylaws shall be made by independent counsel mutually agreed upon between COFI and the Indemnified Party, and (b) COFI shall be obligated pursuant to this Section 5.16 to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case COFI shall be obligated to pay for such separate counsel. COFI shall cause the persons serving as officers and directors of RCSB and the RCSB Subsidiaries immediately prior to the Effective

Time to be covered for a period of six years following the Effective Time by the directors' and officers' liability insurance policy maintained by COFI and Charter One Bank (provided that COFI may substitute or cause RCSB to substitute therefor single premium tail coverage with a policy limit equal to RCSB's existing annual coverage limit) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided that the additional premium cost to COFI does not exceed 200% of RCSB's present annual premium cost (the "Maximum Amount") and that the insurance is available. If the amount of the premium necessary to maintain or procure such coverage exceeds the Maximum Amount, COFI shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount.

         5.17. EXTRAORDINARY COFI DIVIDENDS. Between the date of this Agreement and the Effective Time or the termination of this Agreement (whichever occurs first), COFI shall not declare, set aside or pay any extraordinary dividend or make any other extraordinary distribution (other than a stock dividend) with respect to COFI Common Stock.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF COFI, CHARTER MICHIGAN AND CHARTER ONE BANK. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which COFI may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by RCSB and Target Bank in this Agreement and in any documents or certificates provided by RCSB and Target Bank shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time (after giving effect to the Disclosure Supplements delivered by RCSB pursuant to Section 5.10 relating to intervening events) as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, RCSB and Target Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of RCSB or any RCSB Subsidiary by COFI, Charter Michigan or Charter One Bank, or would compel

         COFI, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of RCSB or any RCSB Subsidiary, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) since the date hereof, RCSB shall not have suffered Material Adverse Effect;

                  (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger, as determined in the reasonable judgment of COFI;

                  (f) COFI shall have received the opinion of Harris Beach & Wilcox, L.L.P., counsel to RCSB, in the form of the attached Exhibit F;

                  (g) COFI shall have received a certificate signed by the President and Chief Executive Officer of RCSB and Target Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), (d), (l) and (m) hereof have been satisfied.

                  (h) simultaneous with the execution and delivery of this Agreement, (i) the directors of RCSB who are stockholders of RCSB shall have executed and delivered to COFI Voting Agreements in the form attached hereto as Exhibit A and (ii) immediately after the execution and delivery of this Agreement, the Stock Option Agreement shall have been executed and delivered by COFI and RCSB in the form attached hereto as Exhibit B;

                  (i) COFI shall have received from Deloitte & Touche L.L.P. a letter, in the form then customarily issued by such accountants in transactions of this type, to the effect that the Merger will qualify for pooling of interests accounting treatment;

                  (j) COFI shall have received the letters referred to in
         Section 5.3 from all executive officers and directors of RCSB and all stockholders who are affiliates of RCSB;

                  (k) Within five days prior to mailing the Joint Proxy Statement to the stockholders of COFI, COFI shall have received from Montgomery Securities (or another investment banking firm reasonably acceptable to COFI) a written opinion to the effect that the Company Merger is fair to the COFI stockholders from a financial point of view;

                  (l) Since November 30, 1996 to the Closing Date, the average monthly originations of auto loans and leases of RCSB and the RCSB Subsidiaries shall not exceed $92,000,000 (or a pro rata portion thereof in the case of the calendar month that Closing occurs); and

                  (m) monthly net charge-offs for the auto indirect portfolio of RCSB and the RCSB Subsidiaries based upon current charge-off accounting methodology utilized by American Credit Services, Inc., on the date of this Agreement shall not exceed .125% of the monthly average outstanding portfolio balance for any two calendar months commencing May, 1997.

         6.2 CONDITIONS TO THE OBLIGATIONS OF RCSB AND TARGET BANK. Notwithstanding any other provision of this Agreement, the obligations of RCSB and Target Bank to consummate the Merger are subject to the following conditions precedent (except as to those which RCSB may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by COFI in this Agreement and in any documents or certificates provided by COFI shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time (after giving effect to the Disclosure Supplements delivered by COFI pursuant to Section 5.10 relating to intervening events) as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, COFI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) since the date hereof, COFI shall not have suffered a Material Adverse Effect;

                  (d) RCSB shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to COFI, in the form attached hereto as Exhibit G;

                  (e) RCSB shall have received a certificate signed by the President and Chief Executive Officer of COFI, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

                  (f) Within five days prior to mailing the Joint Proxy Statement to the stockholders of RCSB, RCSB shall have received from Lehman Brothers (or another investment banking firm reasonably acceptable to RCSB) a written opinion to the effect that the Merger Consideration is fair to the RCSB stockholders from a financial point of view.

         6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank on the one hand, and RCSB and Target Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which COFI or RCSB may chose to waive):

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



                  (a) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

                  (b) The parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (c) The respective holders of a majority of the outstanding COFI Common Stock and RCSB Common Stock shall have approved this Agreement and the Company Merger;

                  (d) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

                  (e) Each party shall have received the tax opinion addressed to it referred to in Section 5.12 of this Agreement; and

                  (f) The COFI Common Stock to be issued to holders of RCSB Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By the mutual written consent of the Boards of Directors of COFI and RCSB;

                  (b) At any time prior to the Effective Time, by COFI or RCSB if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

                  (c) At any time on or before the date specified in 7.1(e) hereof, by COFI or RCSB in the event that any of the conditions precedent to the obligations of the other

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



         party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                  (d) By COFI or RCSB, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of COFI, or
         Section 6.2(a) or 6.2(b) in the case of RCSB, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

                  (e) By COFI or RCSB on or after December 31, 1997, in the event the Company Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

                  In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(e) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         7.2 LIABILITIES AND REMEDIES. In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the willful and material breach by the other party ("Breaching Party") of any of its representations or warranties or the material breach by the Breaching Party of any of its covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

         7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either COFI or RCSB as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.4, and 7.2 hereof shall survive the termination hereof.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of COFI and RCSB but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of RCSB without the approval of the stockholders of COFI and RCSB. This

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



Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of COFI and RCSB stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall estop or prevent such party form exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any party (or any of its directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either COFI or RCSB, the aforesaid representations, warranties, and covenants being material inducements to consummation by the parties and the surviving corporation and resulting institution of the transactions contemplated hereby.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

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



                  (a)      if to COFI, Charter Michigan or Charter One Bank:

                                    Mr. Charles J. Koch
                                    Chief Executive Officer
                                    Charter One Financial, Inc.
                                    1215 Superior Avenue
                                    Cleveland, OH  44114

                           copy to:

                                    Mr. Robert J. Vana
                                    Chief Corporate Counsel
                                    Charter One Financial, Inc.
                                    1215 Superior Avenue
                                    Cleveland, OH  44114

                                            and

                                    Barry P. Taff, Esq.
                                    Silver, Freedman & Taff L.L.P.
                                    1100 New York Ave., N.W.
                                    Washington, D.C.  20005

                  (b)      if to RCSB or Target Bank:

                                    Mr. Leonard S. Simon
                                    Chairman of the Board, President
                                        and Chief Executive Officer
                                    RCSB Financial, Inc.
                                    235 East Main Street
                                    Rochester, NY  14604

                           copy to:

                                    Thomas E. Willett, Esq.
                                    Harris Beach & Wilcox, LLP
                                    Granite Building
                                    130 East Main Street
                                    Rochester, NY  14604

         8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

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



         8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

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



         The undersigned have caused this Agreement to be executed as of the day and year first above written.


                                              CHARTER ONE FINANCIAL, INC.

                                              By  /s/  Charles J. Koch
                                                 ______________________________
                                                 Authorized Officer


                                              CHARTER MICHIGAN BANCORP, INC.

                                              By  /s/  Charles J. Koch
                                                 ______________________________
                                                 Authorized Officer


                                              CHARTER ONE BANK F.S.B.

                                              By  /s/  Charles J. Koch
                                                 ______________________________
                                                 Authorized Officer


                                              RCSB FINANCIAL, INC.

                                              By  /s/  Leonard S. Simon
                                                 ______________________________
                                                 Authorized Officer


                                              ROCHESTER COMMUNITY SAVINGS BANK

                                              By  /s/  Leonard S. Simon
                                                 ______________________________
                                                 Authorized Officer


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